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                                                                   EXHIBIT 16.01

                                                                 [ANDERSEN LOGO]


Office of the Chief Accountant                          Arthur Andersen LLP
Securities and Exchange Commission
450 Fifth Street, N.W.                                  Suite 2500
Washington, D.C. 20549                                  133 Peachtree Street NE
                                                        Atlanta, GA 30303-1816
April 3, 2002
                                                        Tel 404 658 1776
Dear Sir/Madam:                                          www.andersen.com

We have read all the paragraph(s) of Item 4 included in the Form 8-K dated April 2, 2002 of Caraustar Industries, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.


Very truly yours,


/s/ Arthur Andersen LLP
Cc: Mr. H. Lee Thrash, Caraustar Industries, Inc.